EXHIBIT 99.906 CERT

CERTIFICATION UNDER SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

Henry J. Herrmann, Principal Executive Officer, and Joseph W. Kauten, Principal Financial Officer of Waddell & Reed Advisors New Concepts Fund, Inc. (the "Registrant"), each certify to the best of his knowledge that:

         1.         The Registrant's periodic report on Form N-CSR for the period covered by the report (the "Form N-CSR") fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended; and

         2.         The information contained in the Form N-CSR fairly represents, in all material respects, the financial condition and results of operation of the Registrant.

This certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document. A signed original of this written statement required by 18 U.S.C. § 1350 has been provided to the Registrant and will be retained and furnished to the U.S. Securities and Exchange Commission or its staff upon request.

By	/s/Henry J. Herrmann
Henry J. Herrmann, Principal Executive Officer

Date:	March 6, 2009

By	/s/Joseph W. Kauten
Joseph W. Kauten, Principal Financial Officer

Date:	March 6, 2009